This page being						filed for series 0.


  EXPENSES (Negative answers are allowed For the period covered by this form

            on this screen for 72Z only)                  ($000's omitted)

72.Y) Expense reimbursements ----------------------------- $    	0

   Z) Net investment income ------------------------------ $       0

	  AA) Realized capital gains ----------------------- $   0

	  BB) Realized capital losses ---------------------- $   0

  CC) 1. Net unrealized appreciation during the period --- $        0

      2. Net unrealized depreciation during the period --- $   0

  DD) 1. Total income dividends for which record date
         passed during the period ------------------------ $      0

2. Dividends for a second class of open-end
         company shares -----------------------------------$         0

  EE) Total capital gains distributions for which
      record date passed during the period --------------- $        0
73. Distributions per share for which record date passed during the period:
       NOTE: Show in fractions of a cent if so declared.
"   A) 1. Dividends from net investment income ----------$ 0.39, 0.24
"      2. Dividends for a second class of open-end-------$ 0.24, 0.44
          company shares ---------------------------------- $   0.0000
   B) Distribution of capital gains ---$0.1193, 0.1193, 0.1193, 0.1193
   C) Other distributions --------------------------------- $   0.0000
                              SCREEN NUMBER: 34


This page being
(Continued from Screen 35)                               filed for series 0.
   Condensed balance sheet data:         As of the end of current reporting
                                        period (000's omitted except for per
                                        share amounts and number of accounts)
74.O) Payables for portfolio instruments purchased --------------- $        0
   P) Amounts owed to affiliated persons --------------------------$        0
   Q) Senior long-term debt ---------------------------------------$        0
   R) Other liabilities:1. Reverse repurchase agreements --------- $        0
                        2. Short sales --------------------------- $        0
                        3. Written options ----------------------- $        0
                        4. All other liabilities ----------------- $        0

   S) Senior equity -----------------------------------------------$        0
   T) Net assets of common shareholders ---------------------------$        0
   U) 1. Number of shares outstanding -----------------------------$	    0
      2. Number of shares outstanding of a second class of shares
         of open-end company ---------------------------------------        0
"   V) 1. Net asset value per share(to nearest cent)----     $21.18, 19.13
	 2. Net asset value per share of a second class of open-end
"         company shares (to nearest cent) ----------------  $19.13, 21.50
   W) Mark-to-market net asset value per share
      for money market funds only (to 4 decimals) -----------------$   0.0000
   X) Total number of shareholder accounts ------------------------$        0
   Y) Total value of assets in segregated accounts ----------------$        0
                              SCREEN NUMBER: 36


Because the electronic format for filing Form N-SAR does not provide "adequate space for responding to Items 73A1&2 and 74V1&2 correctly, " the correct answers are as above.
Prudential Utility